TERM LOAN AGREEMENT

      THIS TERM LOAN AGREEMENT, as of November 29, 2001, is by and between KESTREL ENERGY, INC., a Colorado corporation ("Borrower"), and WELLS FARGO BANK, N.A., a national banking association ("Wells Fargo").

                                     RECITAL

      A. Borrower and Wells Fargo desire that this Term Loan Agreement be executed and delivered in order to provide for the terms upon which Wells Fargo will make a term loan to Borrower and by which such term loan will be governed and repaid.

      B. The proceeds of the above-described term loan will be used by Borrower exclusively to pay in full any and all amounts outstanding in connection with Borrower's existing indebtedness to Wells Fargo (and any and all related costs and expenses), and, upon such payment in full, the letter agreement dated February 21, 2000 (the "Prior Credit Agreement") shall be superseded hereby and terminated.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS AND REFERENCES

      Section 1.1 DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

      "AFFILIATE" means, as to any Person, each Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person; provided that, for the purposes of this definition, a Person shall be deemed to control another entity if the controlling Person possesses, directly or indirectly, the power to direct or control the direction of the management and policies of such entity, whether through the ownership of stock, membership interests or other interests therein, by contract or otherwise, and shall include without limitation any controlling shareholder, member or owner thereof.

      "AGREEMENT" means this Term Loan Agreement.

      "BORROWER" means Kestrel Energy, Inc., a Colorado corporation.

      "BORROWING BASE" means, at any time prior to the Maturity Date, the aggregate loan value of all Oil and Gas Interests, as determined by Wells Fargo in its sole and absolute discretion, using such assumptions as to pricing, discount factors, discount rates, expenses and other factors as Wells Fargo customarily uses as to borrowing-base oil and gas loans at the time such determination is made; provided that the Borrowing Base shall be $1,396,000 for the time period from the date of this Agreement until the first redetermination of the Borrowing Base pursuant to Section 2.7 below.

      "BORROWING BASE NOTICE" means a written notice sent to Borrower by Wells Fargo notifying Borrower of the Borrowing Base determined by Wells Fargo for the upcoming Borrowing Base Period or other period.

      "BORROWING BASE PERIOD" means: (a) the time period from the date of this Agreement through April 30, 2002; and (b) the time period from May 1, 2002 through the Maturity Date.

      "BUSINESS DAY" means any day which is not a Saturday, a Sunday or a legal holiday on which commercial banks are authorized or required to be closed in Denver, Colorado.

      "COLLATERAL" means the Oil and Gas Interests and any and all other tangible or intangible real or personal property which, at any time or from time to time hereafter, has been (or is purported to have been) mortgaged, pledged, encumbered or otherwise dedicated to Wells Fargo in connection with any of the Obligations.

      "CONSOLIDATED" means, as to any Person, the combined financial statements, financial position, financial condition, net income, assets, liabilities and other financial data of such Person and of any and all Affiliates of such Person that would be considered consolidated Affiliates under GAAP.

      "CUMULATIVE NET INCOME" means, with respect to Borrower, the sum of Borrower's Consolidated net income, determined in accordance with GAAP or with another accounting system approved in writing by Wells Fargo, for each completed Fiscal Quarter after the date from which such calculation is being made; provided that if Borrower's Consolidated net income is negative for any such Fiscal Quarter, in computing Cumulative Net Income, Borrower's Consolidated net income shall be deemed to be zero for that Fiscal Quarter.

      "CURRENT RATIO" means, at any time and from time to time, the ratio of:
(a) Borrower's Consolidated current assets; to (b) Borrower's Consolidated current liabilities (excluding current maturities of the Loan), all determined in accordance with GAAP or with another accounting system approved in writing by Wells Fargo.

      "DEBT" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether primary or secondary, direct or indirect, absolute or contingent, including without limitation capital lease obligations.

      "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notice and/or the passage of time, constitute an Event of Default.

      "DISTRIBUTION" means any distribution payable in cash or property to any shareholder of Borrower, or any purchase, redemption or retirement of, or other payment with respect to, any capital stock in Borrower.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

      "ERISA PLAN" means any pension benefit plan subject to Title IV of ERISA maintained by Borrower or any Affiliate of Borrower to which Borrower is required to contribute.

      "EVENT OF DEFAULT" has the meaning given such term in Section 7.1 below.

      "FISCAL QUARTER" means a three-month period ending on the last day of March, June, September or December of any year.

      "FISCAL YEAR" means a twelve-month period ending on December 11 of any year.

      "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower: (a) are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements, and (b) are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower.

      "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements and arrangements designed to protect such Person against changes in interest rates and currency exchange rates and fluctuations in the price of oil, gas, hydrocarbons or other commodities.

      "INITIAL ENGINEERING REPORT" means the report or reports covering the Oil and Gas Interests dated July 1, 2001, prepared by Sproule Associates, a true and correct copy of which has been furnished by Borrower to Wells Fargo.

      "INITIAL FINANCIAL STATEMENTS" means the audited annual financial statements of Borrower dated as of December 31, 2000, and the quarterly financial statements of Borrower dated as of March 31, 2001 and June 30, 2001, copies of which Initial Financial Statements have heretofore been delivered by Borrower to Wells-Fargo.

      "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

      "LOAN" means the amortizing term loan to be made by Wells Fargo to Borrower as described in Section 2.1 below.

      "LOAN DOCUMENTS" means this Agreement, the Security Documents, the Note, agreements under which Borrower, at any time or from time to time, has incurred or may incur
                                     - 3 -

Hedging Obligations to Wells Fargo (or any Affiliate of Wells Fargo) and all other agreements, certificates, legal opinions and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

      "MATURITY DATE" means the earlier of: (a) November 1, 2002, or (b) such date on which the Loan is due and payable in full by reason of the occurrence of an Event of Default, as established pursuant to Section 7.1 below.

      "NOTE" means a Promissory Note in the form of Exhibit A attached hereto and made a part hereof, duly executed and delivered by Borrower.

      "OBLIGATED PERSON" means Borrower or any other Person hereafter becoming liable to Wells Fargo for the repayment of all or any part of the Loan.

      "OBLIGATIONS" means all Debt, including without limitation Hedging Obligations, from time to time owing by Borrower to Wells Fargo (or any Affiliate of Wells Fargo) under or pursuant to any of the Loan Documents. "OBLIGATION" means any part of the obligations.

      "OIL AND GAS INTERESTS" means any and all interests of Borrower, whether now owned or hereafter acquired, in any and all oil and/or gas wells, reserves and other interests (including without limitation coalbed methane wells, reserves and other interests), leases, facilities and other related rights and assets which Wells Fargo now or hereafter evaluates in connection with the Loan.

      "PAYMENT DATE" means the last day of each calendar month, commencing November 30, 2001, until the Maturity Date, and the Maturity Date.

      "PERMITTED INVESTMENT" means:

      (a) Any evidence of indebtedness issued or guaranteed by the United States Government, maturing not more than one year after the date of acquisition by Borrower; or

      (b) Commercial paper, maturing not more than nine months from the date of issuance thereof, which is issued by a corporation (other than an Affiliate of Borrower) organized under the laws of any state of the United States or of the District of Columbia and carrying one of the two highest ratings by Standard & Poor's Corporation or Moody's Investors Service, Inc.; or

      (c) Any certificate of deposit, maturing not more than 90 days from the date of issuance thereof, which is issued by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than U.S. $250,000,000; or

      (d) Any deposit account at a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than U.S. $250,000,000; or

      (e)   Hedging Obligations of Borrower.

      "PERSON" means an individual, corporation, partnership, association, joint-stock company, trust or trustee thereof, estate or executor thereof, limited liability company, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

      "PRIME RATE" means a fluctuating index rate which Wells Fargo establishes and quotes from time to time for pricing certain of its loans. Information on the index rate currently in effect is announced publicly and can be obtained by contacting Wells Fargo. The Prime Rate is not necessarily the lowest rate charged to customers of Wells Fargo, and Wells Fargo may make loans at, above or below this stated index rate.

      "PRINCIPAL PAYMENT AMOUNT" means: (a) as to any Payment Date prior to the Maturity Date, the amount shown on Exhibit C attached hereto and made a part hereof for that date; and (b) as to the Maturity Date, the entire outstanding principal balance of the Loan.

      "SECURITY DOCUMENTS" means all security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any or all of the Obligated Persons or any other person to Wells Fargo in connection with this Agreement or any transaction contemplated hereby, to secure or guaranty the payment of any part of the Obligations or the performance of any other duties and obligations of any or all of the Obligated Persons under the Loan Documents, whenever made or delivered.

      "SHAREHOLDERS' EQUITY" means, as to any Person, the equity in such Person owned by the shareholders, partners, members or other owners of such Person, determined in accordance with GAAP or with another accounting system approved in writing by Wells Fargo.

      "TANGIBLE NET WORTH" means, at any time, as to any Person: (a) the Shareholders' Equity owned in such Person by the shareholders, partners, members or other owners of such Person at that time, less (b) goodwill and any and all other intangible assets of such Person, determined in accordance with GAAP or with another accounting system approved in writing by Wells Fargo.

      "TERMINATION EVENT" means: (a) the occurrence with respect to any ERISA Plan of (1) a reportable event described in Section 4043(b)(5) of ERISA or (2) any other reportable event described in Section 4043 of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations, or (b) the withdrawal of Borrower or of any Affiliate of Borrower from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     Section 1.2 INCORPORATION OF EXHIBITS. All Exhibits attached to this Agreement are a part hereof for all purposes.

     Section 1.3 AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions and modifications of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension or modification.

     Section 1.4 REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" has the inclusive meaning frequently identified by the phrase "and/or". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.5 CALCULATIONS AND DETERMINATIONS. All interest and fees accruing under the Loan Documents shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Unless otherwise expressly provided herein or unless Wells Fargo otherwise consents, all financial statements and reports furnished to Wells Fargo hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance either with GAAP or with another accounting system agreed to in writing by Wells Fargo.

                                   ARTICLE II

                                    THE LOAN

     Section 2.1 THE LOAN. Subject to the other terms and conditions of this Agreement, Wells Fargo agrees to make a $1,396,000 term loan to Borrower on or about November 30, 2001 for the purpose of repaying any and all amounts payable under or in connection with the Prior Credit Agreement.

     Section 2.2 THE NOTE; INTEREST.

            (a) Borrower's obligation to repay the Loan, with interest thereon, shall be evidenced by the Note. In the event any provision contained in the Note conflicts with a provision contained in this Agreement, the provisions of this Agreement shall control.

            (b) Except as otherwise provided in (2) below, interest on the Loan shall accrue at a fluctuating annual rate equal to the Prime Rate plus one and three-quarters percentage points per annum.

                 (2) From and after the occurrence, and during the continuance, of any Event of Default hereunder (including without limitation any failure by Borrower to pay the entire outstanding principal balance of the Loan, together with all accrued interest, fees and other amounts payable in connection therewith on or before the Maturity Date), interest on the Loan shall accrue, from the date of occurrence of the Event of Default until the date the Event of Default is cured, at a fluctuating annual rate equal to the Prime Rate plus four percentage points per annum.

            (c) Interest accrued on the Loan shall be due and payable on each Payment Date. All accrued and unpaid interest shall be due and payable not later than the Maturity Date.

            (d) Wells Fargo shall have no obligation to make any advance on the Loan other than the initial advance hereunder, and amounts borrowed and repaid hereunder may not be re-borrowed.

     Section 2.3 MANDATORY PRINCIPAL PAYMENTS.

            (a) On each Payment Date, Borrower shall make a principal payment to Wells Fargo in an amount equal to the Principal Payment Amount for that Payment Date.

            (b) If, by reason of any redetermination of the Borrowing Base pursuant to Section 2.7 below or for any other reason, the aggregate outstanding principal balance of the Loan shall at any time exceed the Borrowing Base, Borrower shall, not later than 30 days after written notice thereof from Wells Fargo, pay the excess to Wells Fargo in a lump sum.

            (c) The entire outstanding principal balance of the Loan, together with all accrued interest and other amounts payable to Wells Fargo hereunder, shall be due and payable, if not previously paid, on the Maturity Date.

     Section 2.4 VOLUNTARY PREPAYMENTS. Borrower shall have the right to prepay the Loan at any time, in whole or in part, without penalty or premium. Any voluntary principal prepayment shall be applied first against the next installment then due and next against future installments in the inverse order of approaching maturities.

     Section 2.5 PAYMENTS TO WELLS FARGO. Borrower will pay to Wells Fargo each payment which Borrower owes under the Loan Documents not later than 12:00 noon, Denver time, on the due date, in lawful money of the United States of America and in immediately available funds. Any payment received after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be due and payable thereon for the period of such extension. Each payment under a Loan Document shall be due and payable at the place provided therein or, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note. With respect to any regularly scheduled payment of principal, interest, fees or other amounts due and payable hereunder, Borrower hereby authorizes Wells Fargo to debit any deposit account of Borrower with Wells Fargo in the amount of the payment then due. If there are insufficient funds in such deposit accounts to pay in full the amounts then due, such debits will be reversed (in whole or in part, at Wells Fargo's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this
Section 2.5 shall be deemed a setoff.

     Section 2.6 USE OF PROCEEDS. In no event shall the Loan proceeds be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to Wells Fargo that Borrower is not engaged principally, or as one of its important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock. Borrower will use the Loan proceeds solely for the purpose of repaying any and all amounts payable under or in connection with the Prior Credit Agreement.

     Section 2.7 BORROWING BASE PROCEDURES. The Borrowing Base will be redetermined by Wells Fargo as of May 1, 2002, and at such other times as Wells Fargo may determine, based upon such information and data as Wells Fargo deems relevant. Wells Fargo shall advise Borrower of the redetermination of the Borrowing Base by providing to Borrower a Borrowing Base Notice approximately five days prior to the effectiveness of the redetermined Borrowing Base; provided that if, due to any failure by Borrower to submit in a timely manner any information required to be submitted by Borrower hereunder or, if requested by Wells Fargo, any additional information or data needed in connection with a redetermination of the Borrowing Base or due to any other reason beyond the control of Wells Fargo, Wells Fargo does not provide a Borrowing Base Notice at the time described above, then, unless Wells Fargo gives notice to the contrary to Borrower, the Borrowing Base from the previous period shall be carried over into the new period until a Borrowing Base Notice has been sent to Borrower by Wells Fargo.

                                   ARTICLE III

                                  SECURITY; FEE

     Section 3.1 THE SECURITY. The Obligations will be secured by the Security Documents and any additional Security Documents hereafter delivered by any Obligated Person and accepted by Wells Fargo.

     Section 3.2 PERFECTION AND PROTECTION OF SECURITY INTERESTS AND LIENS. Borrower will from time to time deliver to Wells Fargo any amendments, financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower, in form and substance reasonably satisfactory to Wells Fargo, which Wells Fargo may request for the purpose of perfecting, confirming or protecting Wells Fargo's Liens and other rights in the Collateral.

     Section 3.3 BANK ACCOUNTS AND OFFSET. To secure the repayment of the Obligations, Borrower hereby grants to Wells Fargo (and each Affiliate of Wells Fargo) a security interest, a lien, and a right of offset, each of which shall be upon and against: (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Wells Fargo (or any Affiliate of Wells Fargo) from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with Wells Fargo (or any Affiliate of Wells Fargo), and (c) any other credits and claims of Borrower at any time existing against Wells Fargo (or any Affiliate of Wells Fargo), including without limitation claims under certificates of deposit. Upon the occurrence of any Event of Default, Wells Fargo and each Affiliate of Wells Fargo are hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations (whether or not such obligations are then due and payable).

     Section 3.4 FEE. Borrower shall pay to Wells Fargo, upon the execution and delivery of this Agreement, a loan fee in the amount of $5,000 and an engineering fee in the amount of $1,500.

                                   ARTICLE IV

                          CONDITIONS PRECEDENT TO LOAN

     Section 4.1 CONDITIONS PRECEDENT TO THE LOAN. Wells Fargo shall have no obligation to make the Loan unless Wells Fargo shall have received all of the following at its office in Denver, Colorado, duly executed and delivered and in form, substance and date satisfactory to Wells Fargo:

            (a)  The Note.

            (b) An "Omnibus Certificate" of an officer of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of the articles of incorporation of Borrower and all amendments thereto, (2) a copy of the bylaws of Borrower and all amendments thereto, and (3) a copy of the resolutions of the Board of Directors of Borrower, if necessary, authorizing this Agreement and the transactions contemplated hereby.

            (c) A "Compliance Certificate" of an officer of Borrower in which such person certifies to the satisfaction of the conditions set out in subsections (a), (b), and (c) of Section 4.2. below.

            (d)  The Security Documents.

            (e) Such title opinions, supplemental title opinions, UCC searches and other title information concerning Borrower's title to the Oil and Gas Interests or any portions thereof as may be satisfactory to Wells Fargo.

            (f) Evidence satisfactory to Wells Fargo that Wells Fargo has been named as a beneficiary and an additional loss payee on Borrower's insurance policies as required by Section 6.1(h) below.

            (g)  The loan fees described in Section 3.4 above.

            (h)  Any and all other Loan Documents.

     Section 4.2 ADDITIONAL CONDITIONS PRECEDENT. Wells Fargo shall have no obligation to make the Loan unless the following conditions precedent have been satisfied:

            (a) All representations and warranties made by any Obligated Person in any Loan Document shall be true on and as of the date of the Loan as if such representations and warranties had been made as of the date hereof.

            (b)  No Default shall exist as of the date of the Loan.

            (c) Each Obligated Person shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or prior to the date of the Loan.

            (d) The making of the Loan shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject Wells Fargo to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Section 5.1 BORROWER'S REPRESENTATIONS AND WARRANTIES. To induce Wells Fargo to enter into this Agreement and to make the Loan, Borrower represents and warrants to Wells Fargo (which representations and warranties shall survive the delivery of the Note and shall be deemed to be continuing representations and warranties until repayment in full of the Note) that:

            (a) NO DEFAULT. Borrower is not in default in any material respect in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

            (b) ORGANIZATION AND GOOD STANDING. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Borrower is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

            (c) AUTHORIZATION. Borrower has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

            (d) NO CONFLICTS OR CONSENTS. The execution and delivery by the various Obligated Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not: (1) conflict with any provision of: (A) any domestic or foreign law, statute, rule or regulation, (B) the governing documents of Borrower, or (C) any agreement, judgment, license, order or permit applicable to or binding upon any Obligated Person, (2) result in the acceleration of any Debt owed by any Obligated Person, or (3) result in or require the creation of any Lien upon any assets or properties of any Obligated Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Obligated Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

            (e) ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal and binding obligations of each Obligated Person which is a party hereto or thereto, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and as limited by general equitable principles.

            (f) INITIAL FINANCIAL STATEMENTS. The Initial Financial Statements fairly present Borrower's financial position at the date thereof. Since the date of the Initial Financial Statements, no material adverse change has occurred in Borrower's financial condition or business. All Initial Financial Statements were prepared in accordance either with GAAP or with another accounting system agreed to in writing by Wells Fargo.

            (g) OTHER OBLIGATIONS. Borrower has no outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is not shown in the Initial Financial Statements or which has not been previously disclosed in writing to Wells Fargo.

            (h) FULL DISCLOSURE. No certificate, statement or other information delivered herewith or heretofore by Borrower to Wells Fargo in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Borrower necessary to make the statements contained herein or therein not misleading in any material respect as of the date made or deemed made. At the date of this Agreement, Borrower is not aware of any material fact that has not been disclosed to Wells Fargo in writing which could materially and adversely affect Borrower's properties, businesses, prospects or condition (financial or otherwise). To the best of Borrower's knowledge, the Initial Engineering Report is based upon complete and accurate factual information in all material respects.

            (i) LITIGATION. Except as disclosed in the Initial Financial Statements or as otherwise previously disclosed in writing by Borrower to Wells
Fargo: (1) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrower threatened, against any Obligated Person before any federal, state, municipal other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may materially and adversely affect any Obligated Person, any Affiliate controlled by Borrower, any Obligated Person's ownership or use of any of its assets or properties, its business or financial condition or prospects, or the right or ability of any Obligated

Person to enter into the Loan Documents or perform its obligations thereunder and (2) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Obligated Person which have or may have any such effect.

            (j) TITLE TO PROPERTIES. Borrower has good and defensible title to the Oil and Gas Interests, free and clear of all liens, encumbrances and defects of title, except for covenants, restrictions, rights, easements, liens, encumbrances and minor irregularities in title which do not materially interfere with the occupation, use and enjoyment of such Oil and Gas Interests in the normal course of business as presently conducted or materially impair the value thereof for such business. Borrower enjoys peaceful and undisturbed possession under all material leases under which it operates, and all such leases are valid and subsisting, with no material default existing thereunder.

            (k) TAXES. All tax returns required to be filed by Borrower in any jurisdiction prior to the date hereof have been filed; all taxes, assessments, fees and other governmental charges upon Borrower or upon any of its properties, income or franchises, which are due and payable have been paid, or adequate reserves have been provided for payment thereof.

                                   ARTICLE VI

                              COVENANTS OF BORROWER

     Section 6.1 AFFIRMATIVE COVENANTS. Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Wells Fargo has previously agreed otherwise in writing:

            (a) PAYMENT AND PERFORMANCE. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will in all material respects observe, perform and comply with every covenant, term and condition express or implied in the Loan Documents.

            (b) BOOKS, FINANCIAL STATEMENTS AND RECORDS. Borrower will at all times maintain full and accurate books of account and records, will maintain a standard system of accounting and will furnish the following statements and reports to Wells Fargo at Borrower's expense:

                 (1) As soon as available, and in any event within 90 days after the end of each Fiscal Year, complete audited Consolidated financial statements of Borrower, prepared in reasonable detail and in accordance with GAAP or with another accounting system approved in writing by Wells Fargo. These financial statements shall contain at least a balance sheet as of the end of such Fiscal Year and a statement of earnings and cash flow, setting forth in comparative form the corresponding figures for the preceding Fiscal Year and shall be accompanied by an opinion of a firm of independent certified public accountants chosen by Borrower and reasonably acceptable to Wells Fargo, which opinion shall be unqualified and shall state that said financial statements have been prepared in accordance with GAAP or with another accounting system approved in writing by

            Wells Fargo and fairly present in all material respects the financial positions and the results of operations of Borrower as of the end of and for such Fiscal Year;

                 (2) As soon as available and in any event within 60 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), complete Consolidated financial statements of Borrower for such Fiscal Quarter and for the then-current Fiscal Year, prepared in reasonable detail and in accordance with GAAP or with another accounting system approved in writing by Wells Fargo. These financial statements shall contain at least a balance sheet as of the end of such Fiscal Quarter and a statement of earnings and cash flow for the Fiscal Quarter and for the Fiscal Year to date, setting forth in comparative form the corresponding figures for comparable periods during the preceding Fiscal Year;

                 (3) At the time of submission of any and all financial
            statements furnished pursuant to clause (1) or (2) above, a Compliance Certificate signed by the president or chief financial officer of Borrower, in the form of Exhibit B attached hereto and made a part hereof; and

                 (4) As soon as available, and in any event within.60 days after the end of each Fiscal Quarter, commencing with the Fiscal
            Quarter ending December 31, 2001, a report describing, for each calendar month during such Fiscal Quarter, the gross volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas
            Interests, and describing the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

            (c) OTHER INFORMATION AND INSPECTIONS. Each Obligated Person will furnish to Wells Fargo any information which Wells Fargo may from time to time request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Obligated Persons' businesses and operations. Each Obligated Person will permit representatives appointed by Wells Fargo, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect, at their sole risk, any of such Obligated Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Obligated Person shall permit Wells Fargo or its representatives to investigate and verify the accuracy of the information furnished to Wells Fargo in connection with the Loan Documents and to discuss all such matters with its officers, managers, employees and representatives.

            (d)  NOTICE OF MATERIAL EVENTS. Borrower will promptly notify Wells
Fargo: (1) of any material adverse change in the financial condition of any Obligated Person, (2) of the occurrence of any Default, (3) of the acceleration of the maturity of any Debt owed by any Obligated Person or of any default by any Obligated Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, (4) of any uninsured claim of $100,000 or more asserted against any Obligated Person or any of its properties, (5) of the filing of any suit or proceeding against any Obligated Person (or the occurrence of any material development in any such suit or proceeding) in which an adverse decision could have a material adverse effect upon any Obligated Person's financial condition, business or operations (or could result in a judgment not covered by insurance of $100,000 or more against any Obligated Person), (6) of the merger or consolidation of Borrower with any other business entity, and (7) of the sale, transfer, lease, exchange or disposal by Borrower of any material assets or properties or any assets or properties with a value in excess of $100,000, except sales of already-severed hydrocarbons and other products in the ordinary course of Borrower's business. Borrower will also notify Wells Fargo in writing at least twenty Business Days prior to the date that Borrower changes its name, furnishing with such notice any necessary financing statement amendments or requesting Wells Fargo and its counsel to prepare the same.

            (e) MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Borrower will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on Borrower.

            (f) MAINTENANCE OF PROPERTIES. Borrower will in all material respects maintain, preserve, protect and keep all property used or useful in the conduct of its business in accordance with the standards of a reasonable and prudent operator.

            (g)  PAYMENT OF TRADE DEBT, TAXES, ETC. Each Obligated Person will:
(1) timely file all required tax returns; (2) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (3) pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; and (4) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with its present system of accounting. Each Obligated Person will pay and discharge in all material respects, when due, all other Debt, taxes or assessments now or hereafter owed by it. Each Obligated Person may, however, delay paying or discharging any such Debt so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

            (h) INSURANCE. Borrower will maintain with financially sound and reputable insurance companies, insurance with respect to its business, operations and properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business. Borrower will cause Wells Fargo to be named as a beneficiary and an additional loss payee on all such insurance policies.

            (i) PAYMENT OF EXPENSES. Borrower will promptly (and in any event within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of Wells Fargo (including attorneys' fees) in connection with: (1) the preparation, execution and delivery of the Loan Documents (including without limitation this Agreement, the Security Documents and any and all future amendments or supplements thereto or restatements thereof), and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Security Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the examination of Borrower's title to the Collateral, and
(4) the enforcement, after the occurrence of a Default or an Event of Default, of the Loan Documents.

            (j) PERFORMANCE ON BORROWER'S BEHALF. If any Obligated Person fails to pay any taxes, insurance premiums or other amounts it is required to pay under any Loan Document, Wells Fargo may pay the same. Borrower shall immediately reimburse Wells Fargo for any such payments and each amount paid shall constitute a part of the Obligations, shall be secured by the Security Documents and shall bear interest at the rate described in Section 2.2(b)(2) above, from the date such amount is paid by Wells Fargo until the date such amount is repaid to Wells Fargo.

            (k) COMPLIANCE WITH AGREEMENTS AND LAW. Borrower will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound in such a way that they result in no material adverse effect upon the Oil and Gas Interests or Borrower's ability to perform its obligations under this Agreement. Borrower will in all material respects conduct its business and affairs in compliance with all laws, regulations, and orders applicable thereto (including those relating to pollution and other environmental matters).

            (l) ADDITIONAL SECURITY DOCUMENTS. Promptly after a request therefor by Wells Fargo at any time and from time to time, Borrower will execute and deliver to Wells Fargo such additional Security Documents and/or amendments to existing Security Documents as Wells Fargo may deem necessary or appropriate in order to grant to Wells Fargo a perfected lien on and security interest in any or all oil and/or gas interests owned by Borrower.

            (m) ERISA LIABILITIES. Borrower shall comply with ERISA in all material respects. Borrower shall continue not to be required to contribute to, nor to have any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA.

     Section 6.2 NEGATIVE COVENANTS. Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Wells Fargo has previously agreed otherwise in writing:

            (a)  FINANCIAL COVENANTS.

                 (1) The Consolidated Current Ratio of Borrower will not, at any time after the date hereof, be less than 1.0:1.0.

                 (2) The Consolidated Tangible Net Worth of Borrower will not,

            at any time after the date hereof, be less than: (A) $10,000,000, plus (B) 50 percent of the Cumulative Net Income of Borrower for all Fiscal Quarters ending after June 30, 2001.

            (b) LIMITATION ON LIENS. No Obligated Person will create, assume or permit to exist any mortgage, deed of trust, pledge, encumbrance, lien or charge of any kind (including any security interest in or vendor's lien on property purchased under conditional sales or other title retention agreements and including any lease intended as security or in the nature of a title retention agreement) upon any of such Obligated Person's properties or assets, whether now owned or hereafter acquired, except:

                 (1) Liens at any time existing in favor of Wells Fargo;

                 (2) statutory Liens for taxes, statutory or contractual
            mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens secure only Debt which is not delinquent or which is being contested as provided in Section 6.1(g) above; and

                 (3) purchase-money security interests granted by any obligated
            Person on office equipment, vehicles and other personal property acquired by such Obligated Person in the ordinary course of business; provided that the aggregate amount secured by all such security interests outstanding at any one time shall not exceed $50,000.

            (c) ADDITIONAL DEBT. No Obligated Person will create, incur, assume or permit to exist Debt except: (1) the Loan, (2) trade debt owed to suppliers, pumpers, mechanics, materialmen and others furnishing goods or services to such Obligated Person in the ordinary course of such Obligated Person's business, (3) Hedging Obligations of any Obligated Person to the extent permitted pursuant to
Section 6.2(m) below, (4) Debt of the types permitted to be secured by the security interests described in Section 6.2(b)(4) above (provided that the amount of such Debt does not exceed the limits set forth in said Section), and
(5) other unsecured Debt in an aggregate amount not in excess of $100,000.

            (d) LIMITATION ON SALES OF PROPERTY. No Obligated Person will sell, transfer, lease, exchange, alienate or dispose of any of the Oil and Gas Interests except as follows (and the following exceptions shall be subject to any limitations contained in the Security Documents):

                 (1) equipment which is worthless or obsolete, which is replaced by equipment of equal suitability and value or which is salvaged from wells which have been plugged and abandoned by or on behalf of such Obligated Person;

                 (2) inventory (including oil and gas sold as produced) which is sold in the ordinary course of business; and

                 (3) personal property located on oil and gas properties
            operated by third parties, the sale of which personal property cannot be prevented by such Obligated Person.

            (e) LIMITATION ON CREDIT EXTENSIONS. No Obligated Person will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

            (f)  FISCAL YEAR. No Obligated Person will change its fiscal year.

            (g) AMENDMENT OF CONTRACTS. No Obligated Person will amend or permit any amendment to any contract which could reasonably be foreseen to release, qualify, limit, make contingent or otherwise detrimentally affect, in any material way, the rights and benefits of Wells Fargo under or acquired pursuant to any of the Security Documents.

            (h) LIMITATION ON GUARANTIES. No Obligated Person will assume, guaranty, endorse or be or become secondarily liable for any Debt which is the primary obligation of any other Person.

            (i) ERISA PLANS. No Obligated Person will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

            (j)  DISTRIBUTIONS. No Obligated Person will make any Distribution.

            (k) REORGANIZATIONS; COMBINATIONS. No Obligated Person will change its name or the nature of its business, reorganize, liquidate, dissolve or enter into any merger, joint venture, partnership or other combination.

            (l) INVESTMENTS. No Obligated Person will purchase, acquire, hold or otherwise invest in, or deposit any money into, any stock, bond, evidence of indebtedness, deposit account or other security or investment other than any Permitted Investment and investments in the capital stock of Victoria Petroleum, NL in existence on the date of this Agreement.

            (m) HEDGING TRANSACTIONS. No Obligated Person will at any time enter into or become a party to any one or more hedging transactions with respect to its oil and gas production: (1) covering in excess of 70 percent of the volume of such obligated Person's proved, developed, producing reserves expected to be produced in the succeeding two-year period, according to the then most recent engineering report submitted pursuant to Section 6.1(b) above, or
(2) applicable to any time period occurring later than two years from the date of measurement.

                                  ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

     Section 7.1 EVENTS OF DEFAULT. Each of the following events constitutes an Event of Default under this Agreement:

            (a) Borrower fails to pay any Obligation when due and payable, whether at a date for the payment of a fixed installment or contingent or other payment to Wells Fargo or as a result of acceleration or otherwise; or

            (b) Any "default" or "event of default" occurs under any Loan Document which defines either term; or

            (c) Any Obligated Person fails to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document; or

            (d) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Obligated Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made; or

            (e)  Any Obligated Person:

                 (1) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of 60 days; or

                 (2) suffers the appointment of a receiver, liquidator,
            assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets or for any part of the Oil and Gas Interests in a proceeding brought against or initiated by it, and such appointment is neither made ineffective nor discharged within 30 days after the making thereof, or such appointment is consented to, requested by, or acquiesced to by it; or

                 (3) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of all or any part of the Oil and Gas Interests; or makes general assignment for the of benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes action in furtherance of any of the foregoing; or

                 (4) suffers the entry against it of a final judgment for the payment of money in excess of $100,000 (not covered by insurance), unless the same is discharged within 30 days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                 (5) suffers the entry of an order issued by any court or
            tribunal taking, seizing or apprehending all or any part of the Oil and Gas Interests and bringing the same into the custody of such Court or tribunal, and such order is not stayed or released within thirty days after the entry thereof; or

            (f) Either: (1) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $10,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (2) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan's assets available for the payment of such benefits by more than $10,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); or

            (g) Any default, including the expiration of any applicable period of grace, occurs with respect to any other indebtedness owed by any Obligated Person to any Person.

Upon the occurrence of an Event of Default described in subsection (e)(1),
(e)(2) or (e)(3) of this section, all of the Obligations shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower. During the continuance of any other Event of Default, Wells Fargo at any time and from time to time (unless all Events of Default have theretofore been remedied) may declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable.

     Section 7.2 REMEDIES. If any Event of Default shall occur, Wells Fargo may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Wells Fargo may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Wells Fargo under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

     Section 7.3 INDEMNITY. Borrower hereby agrees to indemnify, defend and hold harmless Wells Fargo and its agents, affiliates, officers, directors, and employees from and against any and all claims, losses, demands, actions, causes of action, and liabilities whatsoever (including without limitation reasonable attorney's fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) arising out of or resulting from: (a) the Loan Documents (including without limitation the enforcement thereof), except to the extent such claims, losses, and liabilities are proximately caused by a Wells Fargo's gross negligence or willful misconduct,
(b) the contamination of any of the Oil and Gas Interests by any hazardous substance or environmental pollutant, or (c) the violation of any federal, state or local environmental statute, rule, regulation or ordinance, including without limitation violation of the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, or of the Resource Conservation and Recovery Act, as amended from time to time. The indemnity forth in this
Section 7.3 shall survive the termination of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1 WAIVER AND AMENDMENT. No failure or delay by Wells Fargo in exercising any right, power or remedy which it may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Wells Fargo of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Wells Fargo, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Obligated Person shall in any case of itself entitle any Obligated Person to any other or further notice or demand in similar or other circumstances. No modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

     Section 8.2 SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of the Obligated Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including without limitation the making or granting of the Loan and the delivery of the Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Wells Fargo and all of Wells Fargo's obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered to Wells Fargo under any Loan Document shall be deemed representations and warranties by Borrower to Wells Fargo and/or agreements and covenants of Borrower under this Agreement. The representations, warranties, and covenants made by the Obligated Persons in the Loan Documents, and the rights, powers, and privileges granted to Wells Fargo in the Loan Documents, are cumulative, and no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Wells Fargo of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 8.3 NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing and, unless otherwise specifically provided in such Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by expedited delivery service with proof of delivery, or by registered or certified United States mail, return receipt requested, postage prepaid, at the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given upon receipt:

Borrower's address:                      999 18th Street, Suite 2490
                                         Denver, Colorado 80202
                                         Attention:  Barry D. Lasker

Wells Fargo's address:                   MAC #C7301-046
                                         1740 Broadway
                                         Denver, Colorado 80274
                                         Attention:  Denver Energy Group

     Section 8.4 JOINT AND SEVERAL LIABILITY; PARTIES IN INTEREST. All obligations of the Obligated Persons hereunder shall be the joint and several, and not merely joint, obligations of each Obligated Person. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Obligated Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Wells Fargo.

     Section 8.5 GOVERNING LAW. The Loan Documents shall be deemed contracts and instruments made under the laws of the State of Colorado and shall be construed and enforced in accordance with and governed by the laws of the State of Colorado and the laws of the United States of America, except (a) to the extent that the law of another jurisdiction is expressly elected in a Loan Document, and (b) with respect to specific Liens, or the perfection thereof, evidenced by Security Documents covering real or personal property which by the laws applicable thereto are required to be construed under the laws of another jurisdiction. Borrower hereby irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of the State of Colorado.

     Section 8.6 LIMITATION ON INTEREST. Wells Fargo and the Obligated Persons intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Obligated Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect. and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Wells Fargo expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Wells Fargo or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Wells Fargo's option, promptly returned to Borrower or the other payor thereof upon such determination.

     Section 8.7 SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 8.8 COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 8.9 CONFLICTS. To the extent of any irreconcilable conflicts between the provisions of this Agreement and the provisions of any of the Loan Documents, the provisions of this Agreement shall prevail.

     Section 8.10 ENTIRE AGREEMENT. This Agreement, the Note, the Security Documents and the other Loan Documents from time to time executed in connection herewith state the entire agreement between the parties with respect to the subject matter hereof.

     Section 8.11 WAIVER OF JURY TRIAL. EACH OBLIGATED PERSON AND WELLS FARGO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF
ACTION: (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH OBLIGATED PERSON AND WELLS FARGO HEREBY AGREE THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

     Section 8.12 ARBITRATION.

            (a) Subject to the provisions of Section 8.12(b) below, Wells Fargo and Borrower agree to submit to binding arbitration any and all claims, disputes and controversies between them (and their respective employees, officers, directors, attorneys and other agents), whether in tort, contract or otherwise, arising out of or in any way relating to this Agreement, the Note, the Security Documents, the other Loan Documents, the Loan and the negotiation, execution, administration, collateralization, repayment, modification, extension, collection, enforcement, default or termination thereof. Such arbitration shall proceed in Denver, Colorado, shall be governed by Colorado law (including without limitation the provisions of CRS 13-21-102(5) and all applicable statutes of limitation) and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Any award entered in an arbitration, whether on motions or at a hearing, with or without testimony from witnesses, shall be made by a written opinion stating the reasons for the award made. The decision of any arbitration pursuant to this Agreement shall be made based upon Colorado law without reference to any choice of law rules. Judgment on any award hereunder may be entered in any court having jurisdiction.

            (b) Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto: (1) to foreclose against any real or personal property collateral by the exercise of the power of sale under a deed of trust, mortgage, or other security agreement or instrument or applicable law; (2) to exercise self-help remedies such as setoff or repossession; or (3) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit of provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration, including those claims or disputes arising from exercise of any judicial relief, or pursuit of provisional or ancillary remedies or exercise of self-help remedies.

            (c) If the amount in dispute is $500,000 or more, arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial law for at least eight years or a retired judge at the Colorado or United States District Court or an appellate court level, (2) a person with at least eight years experience in commercial lending, and (3) a person with at least eight years experience in the petroleum industry. The parties to the dispute or their representatives shall obtain from the AAA a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA.

            (d) If the amount in dispute is less than $500,000, the arbitration shall be conducted before one arbitrator, who shall be an attorney who has practiced in the area of commercial law for at least eight years or a retired judge at the Colorado or United States District Court or an appellate court level. The parties to the dispute or their representatives shall obtain from the AAA a list of persons meeting the criteria outlined above, and the parties shall select the person in the manner established by the AAA.

            (e) In any arbitration hereunder: (1) the arbitrator(s) shall decide (by documents only or with a hearing, at the arbitrators' discretion) any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication; (2) discovery shall be permitted, but shall be limited as provided in Rule 26.1(o) of the Colorado Rules of Civil Procedure, and shall be subject to the scheduling by the arbitrator(s), and any discovery disputes shall be subject to final determination by the arbitrator(s); and (3) the arbitrator(s) shall award costs and expenses of the arbitration proceeding in accordance with the provisions of this Agreement, the Note and/or the other Loan Documents.

     Section 8.13 SUPERSESSION. Upon the repayment of all amounts due under or in connection with the Prior Credit Agreement, the terms and provisions of this Agreement shall be deemed to supersede the terms and provisions of the Prior Credit Agreement in their entirety.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                          KESTREL ENERGY, INC.

                                          By: /s/Barry D. Lasker
                                              Barry D. Lasker,
                                              President

                                          WELLS FARGO BANK, N.A.

                                          By: /s/Duc Duong
                                              Duc Duong,
                                              Assistant Vice President

                                    EXHIBIT A

                                 PROMISSORY NOTE

$1,396,000                                                  November 29, 2001
                                                            Denver, Colorado

      FOR VALUE RECEIVED, KESTREL ENERGY, INC., a Colorado corporation ("Borrower"), promises to pay to the order of WELLS FARGO BANK, N.A. ("Payee"), the principal sum of $1,396,000 (or so much thereof as may be borrowed hereunder), together with interest on the outstanding unpaid balance of such principal amount at the rates-provided below.

      This Note is issued pursuant to, and is subject to the terms and provisions of, the Term Loan Agreement of even date herewith, between Borrower and Payee, as now in effect or as the same may hereafter be amended, restated, extended, renewed or otherwise modified (the "Term Loan Agreement"). Except as otherwise defined herein, terms defined in the Term Loan Agreement shall have the same meanings when used herein.

      The outstanding principal amount of this Note shall be due and payable as provided in the Term Loan Agreement. Any then-unpaid principal balance of this Note shall be due and payable on the Maturity Date (unless due and payable sooner pursuant to the terms of the Term Loan Agreement).

      Interest shall accrue daily on the unpaid principal balance of this Note as described in the Term Loan Agreement, shall be due and payable at, such times as may be provided in the Term Loan Agreement and at the maturity of this Note, and shall be calculated on the basis of a 360-day year, and the actual number of days elapsed.

      All payments of principal and interest hereon shall be made at Payee's offices at 1740 Broadway, Denver, Colorado 80274 (or at such other place as Payee shall have designated to Borrower in writing) on the date due in immediately available funds and without set-off or counterclaim or deduction of any kind. All payments received hereunder shall be applied first to costs of collection, second to accrued interest as of the-date of payment and third to the outstanding principal balance of this Note, in accordance with the terms of the Term Loan Agreement.

      Notwithstanding anything to the contrary contained in this Note, from and after the expiration of any applicable period of grace provided for in the Term Loan Agreement, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a fluctuating rate, adjustable the day of any change in such rate, equal to four percentage points above the Prime Rate, until paid, and shall be due and payable monthly or, at the option of the holder hereof, on demand.

      This Note is secured by, and the holder of this Note is entitled to the benefits of, the Security Documents. Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

      Subject to the expiration of any applicable period of grace provided for in the Term Loan Agreement, in the event of: (a) any default in any payment of the principal of or interest on this Note when due and payable, or (b) any other Event of Default (as defined in the Term Loan Agreement), then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee, become immediately due and payable, and any or all of the rights and remedies provided herein and in the Term Loan Agreement and the Security Documents, as they may be amended, modified or supplemented from time to time may be exercised by Payee.

      If Borrower fails to pay any amount due under this Note and Payee has to take any action to collect the amount due or to exercise its rights under the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Security Documents or to enforce Payee's rights under the Security Documents, then Borrower agrees to pay on demand all reasonable costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by Payee, including without limitation the reasonable fees and disbursements of Payee's attorneys and their staff.

      Borrower waives presentment, notice of dishonor and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party, except as provided in the Term Loan Agreement. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

      If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

      No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

      All notices given hereunder shall be given as provided in the Term Loan Agreement.

      At the option of the holder hereof, an action may be brought to enforce this Note-in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all signers or endorsers hereof consent to venue and jurisdiction in the District Court in and for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to service of process under Sections 13-1-124(l)(a) and 13-1-125, Colorado Revised Statutes
(1992), as amended, in any action commenced to enforce this Note.

      This Note is to be governed by and construed according to the laws of the state of Colorado.

                                          KESTREL ENERGY, INC.

                                          By:
                                             ----------------------------------
                                              Barry D. Lasker,
                                              President

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

Wells Fargo Bank, N.A.
MAC #C7301-046
1740 Broadway
Denver, Colorado 80274
Attention: Denver Energy Group

Gentlemen:

      This Compliance Certificate is submitted pursuant to the Term Loan Agreement dated as of November 29, 2001 (the "Term Loan Agreement"), between Kestrel Energy, Inc. and Wells Fargo Bank, N.A. Capitalized terms used herein without definition shall have the same meanings as provided in the Term Loan Agreement.

      THE UNDERSIGNED OFFICER CERTIFIES AS FOLLOWS:

     1. Enclosed herewith are the [annual/quarterly] financial statements of Borrower, required to be submitted to Wells Fargo not later than _____________, 20_, pursuant to Section [6.1(b)(1)][6.1(b)(2)] of the Term Loan Agreement.

     2. The following computations show Borrower's compliance or non-compliance, as of ______________, 20_, with the financial tests referred to below:

        (a)   Current Ratio:
                  Actual
                    Current Assets of Borrower:           $
                                                             ------------

                    Current Liabilities of Borrower:      $
                                                             ------------
                    Current Maturities of Loan:      -    $
                                                             ------------
                    Difference:                           $
                                                             ------------
                  Current Ratio:                             ___:1.0
                  Minimum Per Agreement:                     1.0:1.0

        (b)   Tangible Net Worth:
                  Actual
                    Net Worth of Borrower:                $
                                                             ------------
                    Intangible Assets of Borrower:   -    $
                                                             ------------
                    Difference:                           $
                                                             ------------

                  Minimum Per Agreement:
                    Initial Minimum:                      $  10,000,000
                    50 percent of Cumulative
                     Net Income after 06/30/01: + $
                                                             ------------
                  Total:                                  $
                                                             ------------

     3. The enclosed financial statements are true, correct and complete in all material respects, to the best knowledge of the undersigned.

     4. The undersigned has read the Term Loan Agreement and the Security Documents; this Certificate is based upon an examination of the Term Loan Agreement and the Security Documents and of the accounts and other pertinent records of Borrower.

5. In the opinion of the undersigned, the undersigned has made such examination and investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the covenants and conditions of the Term Loan Agreement and the Security Documents as to which this Certificate relates have been complied with, and, to the best knowledge of the undersigned: CHECK EITHER (a) or (b)):

                          (____)   (a)   There exists no condition or event
                                         at the end of the subject reporting
                                         period or at the time of the execution
                                         of this Certificate which constituted
                                         or constitutes a Default or an Event of
                                         Default.

                          (____)   (b)   In the opinion of the undersigned,
                                         a condition or event did exist or
                                         does exist that constituted or
                                         constitutes a Default or an Event of
                                         Default. In conjunction with the
                                         execution of this Certificate, the
                                         undersigned have transmitted, under
                                         separate cover, a letter detailing the
                                         nature and period of existence of any
                                         such condition or event.

     6. The most recent quarterly production report, required to be submitted to Wells Fargo not later than __________, 20__, pursuant to Section 6.1(b)(4) of the Term Loan Agreement, was submitted to Wells Fargo on ____________, 20__.

     7. The following is a list of any and all developed oil and Gas Interests sold, disposed of by exchange or otherwise transferred by Borrower to date during the calendar year which will end on December 31, 20__, and the price received by Borrower in connection with any such transfer:

       Property Name              County, State             Price Received
       -------------              -------------             --------------


                                          SIGNED AND CERTIFIED:

                                          KESTREL ENERGY, INC.

                                          By:
                                              ------------------------------
                                              -----------------------

                                    EXHIBIT C

                            PRINCIPAL PAYMENT AMOUNTS


                                               Principal
                          Payment Date      Payment Amount
                          ------------      --------------

                            11/30/01            $20,000
                            12/31/01            $20,000
                            01/31/02           $340,000
                            02/28/02            $40,000
                            03/31/02            $40,000
                            04/30/02           $340,000
                            05/31/02            $40,000
                            06/30/02            $40,000
                            07/31/02           $340,000
                            08/31/02            $40,000
                            09/30/02            $40,000
                            10/31/02            $40,000



                                       C-1